Exhibit 10.34

COOPERATIVE AGREEMENT

BETWEEN

Cree, Inc.

(The Recipient)

AND

U.S. Army Research Laboratory (ARL)

CONCERNING

Development of SiC Power Devices and Power Modules

Agreement No.: W911NF-04-2-0022

Total Estimated Amount of the Agreement: [***]

Total Estimated Government Funding of the Agreement: $9,999,699.00

Total Estimated Recipient Share of the Agreement: [***]

Government Funds Obligated: [***]

Authority: 10 U.S.C. 2358

Accounting and Appropriation Data:

ACRN AA:
(1)	Appropriation No.:	21 4 2040 0000 0 6N 6N7E 622601H9111 255Y 4RHE00
MIPR4FARL2B115 42B115 S20113
(2)	Requisition No.:	W71B7J-4104-M104
(3)	Amount:	[***]
(4)	Applicable CLIN:	000101

ACRN AB:
(2)	Appropriation No.:	21 4 2040 0000 0 6N 6N7E 622601H9111 255Y 4RET00
MIPR4GARL2B114 42B114 S20113
(2)	Requisition No.:	W71B7J-4104-M103
(3)	Amount:	[***]
(4)	Applicable CLIN:	000102

This Agreement is entered into between the United States of America, hereinafter called the Government, represented by the U.S. Army Research Laboratory (ARL), and Cree, Inc., pursuant to and under U.S. Federal Law.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Table of Contents

ARTICLES

Article 1 Scope of the Agreement

Article 2 General Definitions

Article 3 Program Management

Article 4 Staff Rotation

Article 5 Fiscal Management

Article 6 Agreement Administration

Article 7 Term of the Agreement

Article 8 Administrative Responsibility

Article 9 Public Release or Dissemination of Information

Article 10 Patent Rights

Article 11 Entire Agreement

Article 12 Governing Law/Order of Precedence

Article 13 Waiver of Rights

Article 14 Use of Technical Facilities

Article 15 Metric System of Measurement

Article 16 Liability

Article 17 Non-Assignment

Article 18 Severability

Article 19 Force Majeure

Article 20 Notices

Article 21 Performance by Foreign Nationals

ATTACHMENTS

Attachment 1 Standard Terms and Conditions for For-Profit Entities

Attachment 2 National Policy Requirement

Attachment 3 Other Certifications

Attachment 4 Annual Program Plan and Budget*

Attachment 5 Reporting Requirements

*	To be completed in accordance with Article 3.5

ARTICLE 1 Scope of the Agreement

1.1 Introduction

This Agreement is a “Cooperative Agreement” (31 USC 6305) and is awarded pursuant to 10 USC 2358 Research Projects. The Parties agree that the principal purpose of this Agreement is for Cree, Inc., hereinafter referred to as the “Recipient”, to provide its best research efforts in the support and stimulation of fundamental research and not the acquisition of property for the direct benefit or use of the Government. FAR and DFARS apply only as specifically referenced herein. This Agreement is not intended to be, nor shall it be construed as, by implication or otherwise, a partnership, a corporation, or other business organization.

1.2 Background and Vision Statement

The U.S. Army Research Laboratory (ARL) Sensors and Electron Devices Directorate (SEDD) works in many areas crucial to the success of the future Army, providing fundamental research to give commanders real-time situational awareness; rapid and precise discrimination and targeting; highly compact, lightweight energy sources; as well as mitigating techniques for use against hostile enemy threats.

As part of the Army’s strategic plan to transform its field operations into a more strategically responsive force, the Army is actively engaged in efforts to develop a family of manned and unmanned ground weapons systems under the Future Combat Systems program. A key factor in the development and demonstration of FCS platforms is the development of high power density, high temperature traction drive systems.

The Army Research Laboratory (ARL) has been charged with the responsibility of developing technologies that will enable FCS demonstrations. This Cooperative Agreement will allow the DoD to utilize a new class of high power motor drives that will positively impact FCS designs.

1.3 Scope

This effort focuses on the development of high-temperature high-power silicon carbide (SiC) semiconductor power devices and power modules for use in electric traction drive power components and associated power conditioning and control electronics for the next-generation of combat vehicles. All topics of joint interest regarding the device development of SiC power devices and power modules for electric traction drive systems may be explored under this agreement. Specifically, the SiC power device and power module design, fabrication, and operation at high-temperature and high power in motor drive power conditioning, control, and power distribuiton applications. The overall goal of this program is to provide high-temperature power modules of 1200 V, 600 A rating.

1.4 Goals/Objectives

The following schedule is an estimate of the work to be undertaken during the course of this agreement:

Year One

•	Develop device design and fabrication process to provide [***]

•	Develop device design and fabrication process to provide [***]

•	Develop high-temperature modules based on above [***]

Year Two

•	Develop device design and fabrication process to provide [***]

•	Develop device design and fabrication process to provide [***]

•	Develop high-temperature modules based on above [***]

Year Three

•	Develop device design and fabrication process to provide [***]

•	Develop device design and fabrication process to provide [***]

•	Develop high-temperature modules based on above [***]

Year Four

•	Develop device design and fabrication process to provide [***]

•	Develop device design and fabrication process to provide [***]

•	Develop high-temperature modules based on above [***]

Year Five

•	Develop device design and fabrication process to provide [***]

•	Develop device design and fabrication process to provide [***]

•	Develop high-temperature modules based on above [***]

The Recipient shall participate in a program of coordinated research, development, and education with ARL in accordance with the Annual Program Plan, Attachment 4 to this Agreement, which sets forth the specific goals and objectives for the program for the first twelve-month performance period. The recipient shall also comply with the reporting requirements set forth in Attachment 5.

The Government will have continuous involvement with the recipient. The Government will also obtain access to the research results and certain rights in data, computer codes developed, and patents pursuant to Article 10 and Attachment 1 to this agreement. The Government and the

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Recipient are bound to each other by a duty of good faith and best research effort in achieving the goals of the Program.

As a condition of this Agreement, it is herein understood and agreed that Federal funds are to be used only for costs that: (1) a reasonable and prudent person would incur, in carrying out the advanced research project herein; and (2) are consistent with the purposes stated in governing Congressional authorizations and appropriations.

ARTICLE 2 General Definitions

2.1 Recipient — An organization or other entity receiving a grant or cooperative agreement from a DoD Component. For purposes of this Agreement, the Recipient is Cree, Inc.

2.2 Party — For purposes of this Agreement, the parties are ARL and the Recipient.

2.3 Grants Officer — Is the Government’s principal point of contact for all administrative, financial or other non-technical issues arising under the Agreement.

2.4 Agreements Administrator – The Agreements Administrator has authority to administer Cooperative Agreements and, in coordination with the Grants Officer, make determination and findings related to delegated administration functions.

2.5 Recipient Program Manager (RPM) — The RPM is the Recipient’s technical representative charged with the Recipient’s overall responsibility of management and guidance of the cooperative agreement.

2.6 Cooperative Agreement Manager (CAM) — Is the Government’s technical representative from ARL charged with the overall responsibility of management and guidance of the cooperative agreement.

2.7 Annual Program Plan and Budget — Is the baseline document which details the scope, schedule, principal investigator(s), collaboration, staff rotation, and educational opportunities for the research activities. It also includes the financial expression of the project, which serves as the resource allocation/commitment for the research activities. The Budget shall include the sum of both Federal and non-Federal shares, as appropriate.

ARTICLE 3 Program Management

3.1 ARL Cooperative Agreement Manager (CAM). The ARL Cooperative Agreement Manager (CAM) is:

Dr. C. J. (Skip) Scozzie

U.S. Army Research Laboratory

ATTN: AMSRD-ARL-SE-DP

2800 Powder Mill Road

Adelphi, MD 20783-1197

Phone: 301-394-5211

Fax No.: 301-394-1559

Email Address: sscozzie@arl.army.mil

3.2 Recipient Program Manager (RPM). The Recipient Program Manager (RPM) is:

Dr. Anant Agarwal

Cree, Inc.

4600 Silicon Drive

Durham, NC 27703

Phone: 919-313-5539

Fax No.: 919-313-5656

Email Address: Anant_Agarwal@cree.com

3.3 Cooperative Agreement Management Committee. The ARL Cooperative

Agreement Manager (CAM) is responsible for the overall management and guidance of the cooperative agreement. The CAM, together with the RPM will form the Cooperative Agreement Management Committee (CAMC). Other advisory members may be added by either the CAM, or the RPM, by mutual agreement, when their presence will prove beneficial to the research. The CAMC will prepare and approve the Annual Program Plan.

3.4 Management and Program Structure. The CAMC shall be responsible for the management and integration of the party’s collaborative efforts under this agreement including programmatic, technical and reporting.

3.5 Annual Program Planning Process. Within 45 days of award, the RPM and ARL CAM will collaborate and prepare the Annual Program Plan (APP) for year 1 (date of award through 12 months). Within 10 days of submission, the Grants Officer, in conjunction with the RPM and ARL CAM, will approve the APP and associated budget for year 1.

Once approved, the APP shall serve as the annual baseline document which details the scope, schedule, principal investigator(s), staff rotation, educational opportunities, and resource allocation/commitment of the research activities. Along with the APP, the Recipient shall include a list of foreign nationals proposed to perform during the period in accordance with the notification required by Article 21. This list shall be updated as necessary during the course of the year. The ARL Grants Officer, in conjunction with the CAM, will approve the APP by way of issuing a modification to this agreement. The modification will incorporate the APP and budget to this agreement. The APP will then constitute the necessary “statement of work” and authorization document for each task included in the APP.

Beginning 6 months after initial award, the Annual Program Planning Process shall begin for the following year. This process shall continue for the length of the Agreement. As part of this process, one or more site visits may be required. In addition, the ARL CAM or his representatives will have the right to make visits as needed during the year to assess or coordinate performance.

The CAMC shall review the progress under the APP at least once annually. If it appears that research milestones will not be met, the CAMC may propose an adjustment of the APP for incorporation into the Agreement by the Grants Officer.

ARTICLE 4 Staff Rotation or On-Site Collaboration

4.1 Salary and Travel Costs. All salary and travel costs associated with the rotation of government personnel will be borne by the Government. All salary and travel costs associated with staff rotation or on-site collaboration of recipient personnel will be paid for with funding provided under this agreement.

4.2 Host Facility Regulations. All personnel in rotational assignments or on-site collaboration are required to comply with the safety, environmental, security, and operational regulations or requirements of the host facility.

4.3 Administrative Support. The host facility will provide adequate office space, communications connections, administrative support, and office supplies, if available, for researchers in long-term rotational assignments. Should it become necessary to procure equipment to facilitate a rotational assignment, the Annual Program Plan should reflect the need for such equipment, and the costs will be borne under the cooperative agreement.

ARTICLE 5 Fiscal Management

5.1 Allocation of Recipient Funds

5.1.1 Restrictions on the Use of Government Funds. Government funds provided under this Agreement must be allocated by the Recipient exclusively for the execution and operation of the Annual Program Plan or Agreement Scope. Government funds shall not be utilized to support the Recipient’s operations or administration unrelated to this Agreement.

5.1.2 Obligation. In no case shall the Government’s financial obligation exceed the amount obligated on this Agreement. The total estimated amount of Government funding for performance of this Agreement is $9,999,699.00, subject to the availability of funds. Of this amount, [***] is allotted and available for payment. It is estimated that obligated funds shall be sufficient to cover all areas of performance for the first eleven months of performance. The Government is not obligated to reimburse the Recipient for expenditures in excess of the amount of obligated funds allotted by the Government.

5.1.3 Incremental Funding. The Government may obligate funds to this Agreement incrementally. In the event that this Agreement is funded incrementally, the Government anticipates that from time to time additional amounts will be allotted to this agreement by unilateral modification, until the total amount for performance of this Agreement has been funded. To minimize interruption of effort due to lack of funds, the Recipient shall notify the Grants Officer in writing whenever the amount of funds obligated under this agreement when added to anticipated costs in the next 60 days will exceed 75% of the amount allotted.

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

5.1.4 Payments

a. The Recipient shall submit an original and two (2) copies of all vouchers (SF 270 “Request for Advance or Reimbursement”) to the Agreement Administrator for payment approval. After written verification of progress towards or achievement of the research milestones by the CAM, and approval by the Agreement Administrator, the vouchers will be forwarded to the payment office within ten (10) calendar days of receipt of the voucher. Payments will be made via EFT by the Payment Office listed in Article 8 within 20 calendar days of receipt of transmittal.

b. Payments will be made no more frequently than monthly and will be based on reimbursement of actual expenditures as monitored against the Budget Plan contained in the Annual Program Plan. Once the CAM has verified that the Recipient has expended best efforts towards the successful achievement of the research goals, payment will be authorized.

5.1.5 Cost Share. The Recipient contributions for the purpose of cost share may consist of both cash and in-kind contributions. All in-kind contributions must comply with the requirements of 32 CFR 34.13 Cost Sharing or Matching. The Government and Recipient estimate that the Scope of this Agreement can only be accomplished with a total aggregate resource contribution of [***] from the effective date of this agreement through 60 months thereafter. For the purposes of this agreement, the cost share ratio shall be $9,999,699.00 Government and [***] Recipient. The Recipient intends, and by entering into this agreement, undertakes to cause these funds to be provided. Failure of either party to provide its contribution may result in termination of this agreement, in accordance with Paragraph 7.4(a) of this agreement, or a proportional reduction in funding. As part of the cost share of this Agreement, the Recipient agrees to provide a [***] throughout the life of this Agreement. [***].

5.2 Audit Procedures. The Recipient shall ensure that an audit of all activities under this Agreement shall be conducted annually in accordance with the following subparagraphs and 32 CFR 34.16. Copies of all audit reports shall be provided to the Agreements Administration Office.

[***].

5.2.1. Selection of Auditors, Scope of Audit, and Audit Objectives. An independent auditor, herein defined as a public accountant or government auditor who meets the standards specified in the Government Auditing Standards issued by the U.S. Comptroller General, shall review and report Recipient expenditures of federal funds. The auditor shall determine whether: (1) The financial statements of the Recipient present fairly its financial position and the results of its operations in accordance with generally accepted accounting principles; (2) The Recipient has an internal control structure to provide reasonable assurance that it is managing Federal awards in compliance with applicable laws and regulations, and has in place adequate controls to ensure compliance with the laws and regulations that could have a material impact on the financial statements; (3) The Recipient has complied with laws and

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

regulations that may have a direct and material effect on its financial statement and amounts on each major Federal program; (4) The Recipient is operating in compliance with its established policies and procedures; and (5) The Recipient has complied with all requirements of this Agreement.

5.2.2 Records. The Recipient shall maintain adequate records to account for Federal funds received, as well as cost share elements, under this Agreement. Upon completion or termination, whichever occurs earlier, the Recipient shall furnish to the Agreement Administrator a copy of the final financial report prepared in accordance with Attachment 5. The Recipient’s relevant financial records are subject to examination or audit by the Government for a period not to exceed three (3) years after expiration of the term of this Agreement. The Agreement Administrator or designee shall have direct access to sufficient records and information of the Recipient, to ensure full accountability for all funding under this Agreement. Upon prior written notice such audit, examination, or access shall be performed during business hours on business days and shall be subject to the security requirements of the audited party.

ARTICLE 6 Agreement Administration

6.1 Modifications to this Agreement. Any Party who wishes to modify this Agreement shall, upon reasonable notice of the proposed modification to the other Party, confer in good faith with the other Party to determine the desirability of the proposed modification. Modifications shall not be effective until a written modification is signed by the Agreement signatories or their successors. Administrative modifications may be unilaterally executed by the Grants Officer or by the Agreements Administrator.

6.2 Requirements for Approval for Changes to the Program Budget and Annual Program Plan. This provision highlights Agency decisions on the terms and conditions of 32 CFR 32.25. During the course of performance, the Grants Officer, in coordination with the CAM, will have approval authority for certain specific changes to the APP including but not limited to:

a. Changes in the scope or the objective of the APP or research milestones;

b. Change in the key personnel specified in the proposal or award document;

c. The absence for more than three months, or a 25% reduction in time devoted to the project, by the approved project director or principal investigator.

d. The need for additional Federal funding.

ARTICLE 7 Term of the Agreement, Suspension, and Termination

7.1 Term of the Agreement. The term of this Agreement shall commence upon the effective date and continue through sixty months, subject to the availability of funds. The following provisions and 32 CFR 34.51 and 34.52 as applicable address the suspension and termination of this agreement.

7.2 No-Cost Period of Performance Extension. In accordance with the DoD Grant and Agreement Regulations (DoD 3210.6-R), the Recipient may initiate a request for a one-time, no-cost extension to the period of performance. The request may not include additional Federal funds, nor change the approved objectives or scope of the program.

7.3 Suspension or Termination for Failure to Comply. If the Recipient materially fails to comply with the terms and conditions of the agreement, the Grants Officer may, after having given Recipient thirty (30) days written notice of failure, take one or more of the following actions as appropriate:

a. Temporarily withhold payments pending correction of the deficiency by the Recipient, or more severe enforcement action as deemed appropriate by the Grants Officer, or DoD Component;

b. Disallow all or part of the cost of the activity or action not in compliance;

c. Wholly or partly suspend or terminate the current agreement;

d. Withhold further awards for the project or program;

e. Take any other legally available remedies.

7.4 Termination. This Cooperative Agreement may be terminated in whole or in part by:

a. the Grants Officer if a Recipient materially fails to comply with the terms and conditions of the Agreement and the breach is not cured within thirty (30) days after receipt of written notice of said breech;

b. the Grants Officer should insufficient funds be available to accomplish the goals or intent of the agreement, or other convenience of the Government;

c. the Grants Officer with the consent of the Recipient, in which case the parties shall agree upon the termination conditions, including the effective date and, in the case of partial termination, the portion to be terminated;

d. the Recipient, upon sending to the Grants Officer written notification setting forth the reasons for such termination, the effective date and, in the case of partial termination, the portion to be terminated. The Recipient must provide such notice at least 30 days prior to the effective date of the termination. If the Grants Officer determines in the case of partial termination that the reduced or modified portion of the cooperative agreement will not accomplish the purposes for which the award was made, the Grants Officer may terminate the agreement in its entirety.

7.5 Costs Incurred During Suspension or Termination. Costs of the Recipient resulting from obligations incurred by the Recipient during a suspension or after termination of the agreement are not allowable unless the Grants Officer expressly authorizes them in either the notice of suspension or termination, or subsequently. Other Recipient costs incurred during suspension or termination which are necessary and not reasonably avoidable are allowable if:

a. The costs result from obligations which were properly incurred by the Recipient before the effective date of the suspension or termination, are not in anticipation of it, and in the case of termination, are non-cancelable; and

b. the costs would be allowable if the agreement were not suspended or the award expired normally at the end of the funding period in which the termination takes effect.

ARTICLE 8 Administrative Responsibility

8.1 The Agreements Office

U.S. Army Robert Morris Acquisition Center

Research Triangle Park Division

ATTN: AMSSB-ACR

For FedEx etc. use:	For USPS use:
4300 S. Miami Blvd.	P.O. Box 12211
Durham, NC 27703	Research Triangle Park, NC 27709

Grants Officer: Patricia J. Fox

Phone: (919) 549-4272

Fax: (919) 549-4373

Email: patricia.fox@us.army.mil

Agreement Specialist: Richard Burkes

Phone: (919) 549-4295

Fax: (919) 549-4373

Email: richard.burkes@us.army.mil

8.2 Agreements Administrator

DCMA Southern Virginia

190 Bernard Road

Bldg 117

Fort Monroe, VA 23651

8.3 The Recipient Address and Point of Contact

Ms. Sharon M. Hannigan

Cree, Inc.

4600 Silicon Drive

Durham, NC 27703

Phone: 919-313-5554

Fax: 919-313-5696

Email Address: Sharon_Hannigan@cree.com

8.4 The Payment Office

Operating Location - Rock Island

DFAS - Rock Island

Attn: DFAS-BVAJ/RI, Building 68

Rock Island, IL 61299-8000

CODE: S18129

8.5 Address of Payee

Cree, Inc.

4600 Silicon Drive

Durham, NC 27703

ARTICLE 9 Public Release or Dissemination of Information

9.1 Open Publication Policy. Notwithstanding the reporting requirements of this Agreement, parties to this Agreement favor an open-publication policy to promote the commercial acceptance of the technology developed under this Agreement, but simultaneously recognize the necessity to protect proprietary information.

9.2 Prior Review of Public Releases. The Parties agree to confer and consult with each other prior to publication or other disclosure of the results of work under this Agreement to ensure that no classified or proprietary information is released. Prior to submitting a manuscript for publication or before any other public disclosure, each Party will offer the other Party ample opportunity (not to exceed 60 days) to review such proposed publication or disclosure, to submit objections, and to file application letters for patents in a timely manner.

9.3 Publication Legend. It is herein agreed that except for the disclosure of basic information regarding this Agreement such as membership, purpose and a general description of the technical work, the Recipient will submit all proposed public releases to the ARL Cooperative Agreement Manager for comment prior to release. Public releases include press releases, specific publicity or advertisement, and articles for proposed publication or presentation. In addition, articles for publication or presentation will contain an acknowledgement of support and a disclaimer. Such statement may be placed either at the bottom of the first page or at the end of the paper. This should be included to read as follows. “Research was sponsored by the Army Research Laboratory and was accomplished under Cooperative Agreement Number W911NF-04-2-0022. The views and conclusions contained in this document are those of the authors and should not be interpreted as representing the official policies, either expressed or implied, of the Army Research Laboratory or the U.S. Government. The U.S. Government is authorized to reproduce and distribute reprints for Government purposes notwithstanding any copyright notation hereon.”

ARTICLE 10 Patent Rights

10.1 Definitions

10.1.1 Invention means any invention or discovery which is or may be patentable or otherwise protectable under Title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Act (7 U.S.C. 2321 et seq.).

10.1.2 Subject invention means any invention of the recipient conceived or first actually reduced to practice in the performance of work under this agreement, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act 7 U.S.C. 2401(d)) must occur during the period of agreement performance.

10.1.3 Practical application means to manufacture in the case of a composition or product, to practice in the case of a machine or system; and, in the case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or government regulations, available to the public on reasonable terms.

10.1.4 Made when used in relation to any invention means the conception or first actual reduction to practice of such invention.

10.1.5 Small Business Firm means a small business concern as defined at Section 2 of Public Law 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

10.1.6 Nonprofit Organization means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c) and exempt from taxation under section 501(a) of the Internal Revenue Code (25 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

10.2 Allocation of Principal Rights. The recipient may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. 203. With respect to any subject invention in which the recipient retains title, the federal government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

10.3 Invention Disclosure, Election of Title and Filing of Patent Application by Recipient

10.3.1 The recipient will disclose each subject invention to ARL within two months after the inventor discloses it in writing to recipient personnel responsible for patent matters. The disclosure to the agency shall be in the form of a written report and shall identify the agreement under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to ARL, the recipient will promptly notify ARL of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the recipient.

10.3.2 The recipient will elect in writing whether or not to retain title to any such invention by notifying ARL within two years of disclosure to ARL. However, in any case where publication, sale or public use has initiated the one year statutory period wherein valid patent protection can still be obtained in the United States, the period for election of title may be shortened by ARL to a date that is no more than 60 days prior to the end of the statutory period.

10.3.3 The recipient will file its initial patent application on a subject invention to which it elects to retain title within one year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after publication, on sale, or public use. The recipient will file patent applications in additional countries or international patent offices within either ten months of the corresponding initial patent application or six months from the date permission is granted by the Commissioner of patents and trademarks to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

10.3.4 Request for extension of the time for disclosure, election, and filing under Subparagraphs 10.3.1, 10.3.2, and 10.3.3 may, at the discretion of ARL, be granted.

10.4 Conditions When the Government May Obtain Title. The recipient will convey title to ARL, upon written request, title to any subject invention:

10.4.1 If the recipient fails to disclose or elect to retain title to the subject invention within the times specified in 10.3 above, or elects not to retain title; provided that ARL may only request title within 60 days after learning of the failure of the recipient to disclose or elect within the specified times.

10.4.2 In those countries in which the recipient fails to file patent applications within the times specified in Paragraph 10.3 above; provided, however, that if the recipient has filed a patent application in a country after the times specified in 10.3 above, but prior to its recipient of the written request of ARL, the recipient shall continue to retain title in that country.

10.4.3 In any country in which the recipient decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, in a patent on a subject invention.

10.5 Minimum Rights to the Recipient and Protection of the Recipient Right to File.

10.5.1 The recipient will retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the recipient fails to disclose the invention within the times specified in 10.3, above. The recipient’s license extends to its domestic subsidiary and affiliates, if any, within the corporate structure of which the recipient is a party and includes the right to grant sublicenses of the same scope to the extent the recipient was legally obligated to do so at the time the agreement was awarded. The license is transferable only with the approval of ARL except when transferred to the successor of that party of the recipient’s business to which the invention pertains.

10.5.2 The recipient’s domestic license may be revoked or modified by ARL to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with application provisions at 37 CFR part 404 and Agency licensing regulations (if any). This license will not be revoked in that field of use or the geographical areas in which the recipient has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of the funding Federal agency to the extent the recipient, its licensees, or the domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

10.5.3 Before revocation or modification of the license, the funding Federal agency will furnish the recipient a written notice of its intention to revoke or modify the license, and the recipient will be allowed thirty days (or such other time as may be authorized by the funding Federal agency for good cause shown by the recipient)after the notice to show cause why the license should not be revoked or modified. The recipient hat the right to appeal, in accordance with applicable regulations in 37 CFR part 404 and Agency regulations (if any) concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of the license.

10.6 Recipient Action to Protect the Government’s Interest.

10.6.1 The recipient agrees to execute or to have executed and promptly deliver to the Federal agency all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the recipient elects to retain title, and (ii) convey title to the Federal agency when requested under paragraph 10.4 above and to enable the Government to obtain patent protection throughout the world in that subject invention.

10.6.2 The recipient agrees to require by written agreement or university policies and procedures, its employees, other than clerical and non technical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the recipient each subject invention made under agreement in order that the recipient can comply with the disclosure provisions of paragraph 10.3 above, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government’s rights in the subject inventions. This disclosure format should require as a minimum, the information required by 10.3.1 above. The recipient shall instruct such employees through employee agreements or other suitable educational programs on the importance of the reporting inventions in sufficient time to permit filing of patent applications prior to U.S or foreign statutory bars.

10.6.3 The recipient will notify the Federal agency of any decision not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than thirty days before the expiration of the response period required by the relevant patent office.

10.6.4 The recipient agrees to include, within the specification of any United States patent applications and any patent issuing thereon covering a subject invention, the following statement, “This invention was made with Government support under Agreement No. W911NF-04-2-0022 awarded by ARL. The Government has certain rights in the invention.”

10.7 Subcontracts

10.7.1 The recipient will include this clause, suitably modified to identify the parties, in all subcontracts, regardless of tier, for experimental, developmental or research work to be performed by a small business firm or domestic nonprofit organization. The subcontractor will retain all rights provided for the recipient in this clause, and the recipient will not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor’s subject invention.

10.7.2 The recipient will include in all other subcontracts, regardless of tier, for experimental, developmental, or research work the patent rights clause required by FAR 52-227.11.

10.8 Reporting on Utilization of Subject Inventions. The recipient agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the recipient or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the recipient, and such other data and information as the agency may reasonably specify. The recipient also agrees to provide additional reports as may be requested by the agency in connection with any march-in proceeding undertaken by the agency in accordance with paragraph 10.10 of this clause. As required by 35 U.S.C. 202(c)(5), the agency agrees it will not disclose such information to persons outside the Government without permission of the recipient.

10.9 Preference for United States Industry. Notwithstanding any other provision of this clause, the recipient agrees neither it nor any assignee will grant to any person the exclusive right to use or sell any subject inventions in the United States unless such person agrees that any products embodying the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by the Federal agency upon a showing by the recipient or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United states or that under the circumstances domestic manufacture is not commercially feasible.

10.10 March-in Rights. The recipient agrees that with respect to any subject invention in which it has acquired title, the federal agency has the right in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the Agency to require the recipient, an assignee or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the recipient, assignee, or exclusive licensee refuses such a request the Federal agency has the right to grant such a license itself if the Federal agency determines that:

10.10.1 Such action is necessary because the recipient or assignee has not taken or is not expected to take within reasonable time, effective steps to achieve practical application of the subject invention in such field of use.

10.10.2 Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the recipient, assignee, or licensee.

10.10.3 Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the recipient, assignee, or licensee; or

10.10.4 Such action is necessary because the agreement required by paragraph 10.9 of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United states is in breach of such agreement.

10.11 Special Provisions for Agreements with Nonprofit Organizations. If the recipient is a nonprofit organization it agrees that:

10.11.1 Rights to a subject invention in the United States may not be assigned without the approval of the Federal agency, except where such assignment is made to an organization which has as one of its primary functions the management of inventions, provided that such assignee will be subject to the same provisions as the recipient.

10.11.2 The recipient will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when the Agency deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

10.11.3 The balance of any royalties or income earned by the recipient with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions, will be utilized for the support of scientific research or education; and

10.11.4 It will make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business firms and that it will give a preference to a small business firm when licensing a subject invention if the recipient determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as any plans or proposals from applicants that are not small business firms; provided, that the recipient is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the recipient of the recipient. However, the recipient agrees that the Assistant Secretary of Commerce for Technology Policy may review the recipient’s licensing program and decisions regarding small business applicants, and the recipient will negotiate changes to its licensing policy, procedures, or practices with the Secretary when the Secretary’s review discloses that the recipient could take reasonable steps to implement more effectively the requirements of this paragraph 10.11.4.

10.12 Communication. Reports and notifications required by this clause shall be forwarded to the Grants Officer identified in this agreement.

ARTICLE 11 Entire Agreement

This Agreement along with all Attachments constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any prior understandings or written or oral agreement relative to said matter. In the event of a conflict between the terms of the Agreement and its attachments, the terms of the Agreement shall govern.

ARTICLE 12 Governing Law/Order of Precedence

The Agreement shall be enforced in accordance with applicable federal law and regulations, directives, circulars or other guidance as specified in this Agreement. When signed, this Agreement shall become binding on the Recipient and the Government to be administered in accordance with the DoD Grant and Agreement Regulations as they apply to the particular recipient or subrecipient concerned. In the event a conflict exists between the provisions of this Agreement and the applicable law, regulations, directives, circulars or other guidance, the Agreement provisions are subordinate.

ARTICLE 13 Waiver of Rights

Any waiver of any requirement contained in this Agreement shall be by mutual agreement of the parties hereto. Any waiver shall be reduced to writing and a copy of the waiver shall be provided to each Party. Failure to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law, shall not be deemed a waiver of any rights of any Party hereto.

ARTICLE 14 Use of Technical Facilities

To the maximum extent practical, the Recipient agrees to use the technical reference facilities of the Defense Technical Information Center, 8725 John J. Kingman Road, Suite 0944, Ft. Belvoir, VA 22060-6218 (Internet address: http://www.dtic.mil) and all other sources, whether United States Government or private, for purpose of surveying existing knowledge and avoiding needless duplication of scientific and engineering effort.

ARTICLE 15 Metric System of Measurement

The Metric Conversion Act of 1975 as amended by the Omnibus Trade and Competitiveness Act of 1988 and implemented by Executive Order 12770 gives preference to the metric system. The Recipient shall ensure that the metric system is used to the maximum extent practicable in performance of this Agreement.

ARTICLE 16 Liability

No Party to this Agreement shall be liable to any other Party for any property of that other Party consumed, damaged, or destroyed in the performance of this Agreement, unless it is due to the negligence or misconduct of the Party or an employee or agent of the Party.

ARTICLE 17 Non-Assignment

This Agreement may not be assigned by any Party except by operation of law resulting from the merger of a party into or with another corporate entity.

ARTICLE 18 Severability

If any clause, provision or section of this Agreement shall be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections herein and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein.

ARTICLE 19 Force Majeure

Neither Party shall be in breach of this Agreement for any failure of performance caused by any event beyond its reasonable control and not caused by the fault or negligence of that Party. In the event such a force majeure event occurs, the Party unable to perform shall promptly notify the other Party and shall in good faith maintain such partial performance as is reasonably possible and shall resume full performance as soon as is reasonably possible.

ARTICLE 20 Notices

All notices and prior approvals required hereunder shall be in writing and shall be addressed to the parties identified on the Agreement cover page and Article 8. Notices shall be effective upon signature of the Grants Officer.

ARTICLE 21 Performance by Foreign Nationals

In accordance with 8 U.S.C. 1324a, it is unlawful to hire for employment in the U.S. an individual without verifying that individual’s employment authorization. 8 CFR 274a.2 VERIFICATION OF EMPLOYMENT ELIGIBILITY identifies the official documents that establish employment eligibility.

Prior to performance of work by a foreign national as a result of this Agreement, the employer shall provide the Grants Officer the name of the foreign national and identify the type of form(s) produced for verification of employment status. Should the foreign national’s performance require access to DoD facilities, the employer shall coordinate with the sponsor providing access, in order to submit the following:

1. Individual’s Name

2. Citizenship

3. Date and Location of the Visit

4. Purpose of the Visit

5. Passport Number

6. Employer’s Verification of Work Authorization

ATTACHEMENT 1

Standard Terms and Conditions for For-Profit Entities

Department of Defense Grant and Agreement Regulations (DoDGARS)

(32 CFR Parts 21-34)

Standard Terms and Conditions

The following references are to provisions of the DoDGAR that are applicable to For-Profit recipients to this agreement. Narratives following a reference indicate the Agency’s decision on specific issues.

32 CFR 22.815 Claims, Disputes and Appeal

The Agency and recipient will employ Alternative Dispute Resolution to resolve issues which arise during the performance of this agreement. The procedures to be used will be mutually agreed to when and if issues arise [see section 815(c)(2)]. The Grant Appeal Authority is the Director of ARL [see section 815(e)(2)].

32 CFR 34.1(b)(2)(ii) Sub-awards

For-profit organizations that receive prime awards covered by this part shall apply to each sub-award the administrative requirements that are applicable to the particular type of sub-recipient (see 32 CFR parts 32 and 34).

32 CFR 34.11 Standards for Financial Management Systems

The Agency does not guarantee or insure the repayment of money borrowed by the Recipient [see section 11(b)]. Fidelity bond coverage is not required [see section 11(c)]. Bonds are not required [see section 11(d)].

32 CFR 34.12 Payment

This agreement will employ the reimbursement method of payment [see 32 CFR 34.12(a)(1)].

This agreement does not provide for advance payments (see section 12(a)(2)). (See Article 5, subparagraphs 5.1.2 thru 5.1.4.).

See Article 5 Fiscal Management for specifics concerning the payment process.

32 CFR 34.17 Allowable Costs

The for-profit cost principles in 48 CFR parts 31 and 231 (in the Federal Acquisition Regulation, or FAR, and the Defense Acquisition Regulation Supplement, or DFARs) as well as the supplemental information on allowability of audit costs in 32 CFR 34.16(f) are applicable.

32 CFR 34.18 Fee/Profit

This agreement does not provide for the payment of fee/profit to the recipients.

32 CFR 34.13 Cost Sharing or Matching

This provision is applicable only if cost share or match is proposed. Should cost share or match be included the parties to this agreement will mutually agree to its allowability and valuation.

32 CFR 34.14 Program Income

Should this agreement result in the generation of program income, the recipient shall account for said funds, add them to the funds committed to the project, and they shall be used to further the program objectives.

The recipient shall have no obligation to the Government for program income earned after the expiration of the program.

Costs incident to the generation of program income may be deducted from gross income to determine program income, provided these costs have not been charged to the award document.

The Patent and Trademark Amendments (35 U.S.C. Chapter 18) apply to inventions made under this award.

32 CFR 34.15 Revision of Budget and Program Plans

See Article 6 of this agreement.

32 CFR 34.16 Non-Federal Audits

For-profit recipients of this award are required to submit audit reports to the Agreement Administrator.

32 CFR 34.30 through 34.31 Procurement

ARL reserves the right to review prior to award procurement documents such as request for proposals, or invitations for bids, independent cost estimates etc. during performance under this award [see 32 CFR 34.31(b)].

32 CFR 34.20 through 34.25 Property

For-profit recipients may only purchase real property and equipment under this agreement with the prior approval of the Grants Officer. Government approved Program Plans that include a budget indicating real property or equipment purchases will provide sufficient evidence of the required Grants Officer approval.

The recipient receives conditional title to all real property and equipment purchased under this agreement. ARL reserves the right to transfer title to any and all equipment or real property purchased under this agreement to the Federal Government or to eligible third parties upon conclusion of this agreement.

ARL reserves the right to obtain, reproduce, publish or otherwise use for Federal Government purposes the data first produced under this award, and authorize others to receive, reproduce, publish, or otherwise use such data for Federal purposes.

For-profit organizations other than small business concerns shall comply with 35 U.S.C. 210(c) and executive Order 12591 (3 CFR, 1987 Comp., p.220) which codifies a Presidential Memorandum on Government Patent Policy dated February 18,1983.

32 CFR 34.41 Reports

See Attachment 5 of this agreement.

32 CFR 34.42 Records

32 CFR 34.61 through 34.63 After-the-Award Requirements

Appendix A to Part 34 – Contract Provisions

All contracts awarded by the Recipient, including those for amounts less than the simplified acquisition threshold, shall contain the following provisions as applicable:

Equal Employment Opportunity (E.O. 11246 as amended by E.O. 11375 and supplemented by 41 CFR Chapter 60)

Copeland “Anti-Kickback” Act (18 U.S.C. 874 and 40 U.S.C. 276c)

Contract Work Hours and Safety Standards Act (40 U.S.C. 327-333)

Rights to Inventions Made Under a Contract, Grant or Cooperative Agreement (37 CFR Part 401)

Clean Air Act (42 U.S.C. 7401 et seq.) and the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.)

Byrd Anti-Lobbying Amendment (31 U.S.C. 1352)

Debarment and Suspension (E.O.s 12549 and 12689)

ATTACHMENT 2 National Policy Requirements

National Policy Requirements

By signing this Agreement or accepting funds under this Agreement, the recipient assures that it will comply with applicable provisions of the national policies on the following topics:

1. Nondiscrimination

a. On the basis of race, color, or national origin, in Title VI of the Civil Rights Act of 1964 (42 U.S.C. 2000d, et seq.), as implemented by DoD regulations at 32 CFR part 195.

b. On the basis of sex or blindness, in Title IX of the Education Amendments of 1972 (20 U.S.C. 1681, et seq.). (Applicable to Educational Institutions only)

c. On the basis of age, in the Age Discrimination Act of 1975 (42 U.S.C. 6101, et seq.), as implemented by Department of Health and Human Services regulations at 45 CFR part 90.

d. On the basis of handicap, in Section 504 of the Rehabilitation Act of 1973 (29 U.S.C. 794), as implemented by Department of Justice regulations at 28 CFR part 41 and DoD regulations at 32 CFR part 56.

2. Live Organisms. For human subjects, the Common Federal Policy for the Protection of Human Subjects, codified by the Department of Health and Human Services at 45 CFR part 46 and implemented by the Department of Defense at 32 CFR part 219.

3. Environmental Standards.

a. Comply with the applicable provisions of the Clean Air Act (42 U.S.C. 7401, et. Seq.) and Clean Water Act (33 U.S.C. 1251, et. seq.), as implemented by Executive Order 11783 [3 CFR, 1971-1075 Comp., p. 799] and Environmental Protection Agency (EPA) rules at 40 CFR part 15. In accordance with the EPA rules, the Recipient further agrees that it will:

- Not use any facility on the EPA’s List of Violating Facilities in performing any award that is nonexempt under 40 CFR 15.5, as long as the facility remains on the list.

- Notify the awarding agency if it intends to use a facility in performing this award that is on the List of Violating Facilities or that the Recipient knows has been recommended to be placed on the List of Violating Facilities.

b. Identify to the awarding agency any impact this award may have on the quality of the human environment, and provide help the agency may need to comply with the National Environmental Policy Act (NEPA, at 42 U.S.C. 4231, et. seq.) and to prepare Environmental Impact Statements or other required environmental documentation. In such cases, the recipient agrees to take no action that will have an adverse environmental impact (e.g., physical disturbance of a site such as breaking of ground) until the agency provides written notification of compliance with the environmental impact analysis process.

4. Officials Not to Benefit. No member of or delegate to Congress, or resident commissioner, shall be admitted to any share or part of this Agreement or to any benefit arising from it, in accordance with 41 U.S.C. 22.

5. Preference for U.S. Flag Carriers. Travel supported by U.S. Government funds under this Agreement shall use U.S. -flag air carriers (air carriers holding certificates under 49 USC 41102) for international air transportation of people and property to the extent that such service is available, in accordance with the International Air Transportation Fair Competitive Practices Act of 1974 (49 USC 40118) and the interpretative guidelines issued by the Comptroller General of the United States in the March 31, 1981, amendment to the Comptroller General Decision B138942.

6. Cargo Preference. The recipient agrees that it will comply with the Cargo Preference Act of 1954 (46 U.S.C. 1241), as implemented by Department of Transportation regulations at 46 CFR 381.7, which require that at least 50 percent of equipment, materials or commodities procured or otherwise obtained with U.S. Government funds under this agreement, and which may be transported by ocean vessel, shall be transported on privately owned U.S.-flag commercial vessels, if available.

7. Military Recruiters. As a condition for receipt of funds available to the Department of Defense (DoD) under this award, the recipient agrees that it is not an institution of higher education (as defined in 32 CFR part 216) that has a policy of denying, and that it is not an institution of higher education that effectively prevents, the Secretary of Defense from obtaining for military recruiting purposes: (A) entry to campuses or access to students on campuses; or (B) access to directory information pertaining to students. If the recipient is determined, using the procedures in 32 CFR part 216, to be such an institution of higher education during the period of performance of this agreement, and therefore to be in breach of this clause, the Government will cease all payments of DoD funds under this agreement and all other DoD grants and cooperative agreements to the recipient, and it may suspend or terminate such grants and agreements unilaterally for material failure to comply with the terms and conditions of award.

ATTACHMENT 3 Other Certifications

Other Certifications

The following Certifications, which have been executed by the Recipient prior to award of this Agreement are on file with the issuing office, and are hereby incorporated herein by reference:

a. Certification at Appendix A to 32 CFR Part 28 Regarding Lobbying

b. Certification at Appendix A to 32 CFR Part 25 Regarding Debarment, Suspension, and Other Responsibility Matters

c. Certification at Appendix C to 32 CFR Part 25 Regarding Drug-Free Workplace Requirements

ATTACHMENT 4 Annual Program Plan and Budget

To be completed in accordance with Article 3.5.

ATTACHMENT 5 Reporting Requirements

REPORTING REQUIREMENTS

A. QUARTERLY REPORT

Throughout the term of the Agreement, the Recipient shall submit or otherwise provide a quarterly report (government fiscal quarter). Two (2) copies shall be submitted or otherwise provided to the CAM, and one (1) copy shall be submitted or otherwise provided to the Agreements Administration Office. A copy of the letter of transmittal shall be submitted or otherwise provided to the Agreements Office. The report shall contain two (2) major sections:

1. Technical Status Report. The technical status report will detail technical progress to date on research milestones, all problems, technical issues or major developments during the reporting period. The technical status report will include a report on the status of the collaborative activities during the reporting period. The technical status report will include the utilization of subject inventions by the Recipient.

2. Business Status Report. The business status report will provide summarized details of the resource status of this Agreement, including the status of contributions by the Recipient. This report should compare the resource status with any payment and expenditure schedules or plans provided in the original agreement. Any major deviations shall be explained along with discussion of adjustment actions proposed.

B. JOINT PAPERS AND PRESENTATIONS

When determined necessary by the CAM, periodic joint papers and presentations will be given.

C. JOURNAL ARTICLES

Journal articles in general and joint ARL/Recipient journal articles are strongly encouraged as a major reporting mechanism of this research effort.

D. ANNUAL and FINAL REPORTS

1. The Recipient shall submit an Annual Report making full disclosure of all major technical developments and progress for the preceding 12 months of effort within sixty (60) calendar days of completion of the effort and for each additional 12 months of effort, through the life of this agreement. The report will also provide an accounting of all Federal funds expended during the term of the Agreement. With the approval of the Cooperative Agreement Manager, reprints of published articles may be attached to the Final Report.

2. The Recipient shall make distribution of the Annual and Final report as follows: Cooperative Agreement Manager - 1 original plus 1 copy; Agreement Administration Office - 1 copy, and the Grants Officer - 1 copy of the letter of transmittal only. In addition, one (1) copy of the Final Report only shall be provided to Defense Technical Information Center (DTIC) addressed to 8725 John J. Kingman Road, Suite 0944, Ft. Belvoir, VA 22060-6218.

3. The Final Report shall be marked with a distribution statement to denote the extent of its availability for further distribution, release, and disclosure with additional approvals or authorizations. The Final Report shall be marked on the front page in a conspicuous place with the following marking:

DISTRIBUTION STATEMENT B. Distribution authorized to U.S. Government agencies only to protect information not owned by the U.S. Government, or received with the understanding that it is not routinely transmitted outside of the U.S. Government. Other requests for this document shall be referred to the ARL Security and Intelligence Office.

AWARD/CONTRACT	1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350)	RATING	PAGE OF PAGES
1 3

2. CONTRACT (Proc. Inst. Ident.) NO. W911NF-04-2-0022	3. EFFECTIVE DATE 14 May 2004	4. REQUISITION/PURCHASE REQUEST/PROJECT NO.

5. ISSUED BY CODE W911NF US ARMY ROBERT MORRIS ACQ CTR – W911NF RESEARCH TRIANGLE PARK CONTRACTING DIV ATTN: AMSRD-ACC-R P.O. BOX 12211 RESEARCH TRIANGLE PARK NC 27709-2211	6. ADMINISTERED BY (If other than Item 5) CODE S5111A DCMA SOUTHERN VIRGINIA 190 BERNARD ROAD BUILDING 117 FORT MONROE VA 23651

7. NAME AND ADDRESS OF CONTRACTOR (No., street, city, county, state and zip code) CREE, INC. CREE, INC. 4600 SILICON DRIVE DURHAM, NC 27703-8475 CODE 0C9J8 FACILITY CODE	8. DELIVERY ☐FOB ORIGIN ☒ OTHER (See below) 9. DISCOUNT FOR PROMPT PAYMENT 10. SUBMIT INVOICES ITEM (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN:

11. SHIP TO/MARK FOR CODE See Schedule	12. PAYMENT WILL BE MADE BY CODE HQ0303 DFAS-ROCK ISLAND ROCK ISLAND OPERATING LOCATION ATTN: DFAS-RI-FPV BUILDING 68 ROCK ISLAND IL 61299-8000
13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION: ☐ 10 U.S.C. 2304(c)( ) ☐ 41 U.S.C. 253(c)( )	14. ACCOUNTING AND APPROPRIATION DATA See Schedule

15A. ITEM NO.	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
	SEE SCHEDULE
		15G. TOTAL AMOUNT OF CONTRACT			$9,999,699.00

16. TABLE OF CONTENTS
☒	SEC	DESCRIPTION	PAGE(S)	☒	SEC.	DESCRIPTION	PAGE(S)
PART I - THE SCHEDULE					PART II - CONTRACT CLAUSES
X	A	SOLICITATION/CONTRACT FORM			I	CONTRACT CLAUSES
	B	SUPPLIES OR SERVICES AND PRICES/COSTS		PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS
	C	DESCRIPTION/SPECS./WORK STATEMENT			J	LIST OF ATTACHMENTS
	D	PACKAGING AND MARKING		PART IV - REPRESENTATIONS AND INSTRUCTIONS
	E	INSPECTION AND ACCEPTANCE			K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS
	F	DELIVERIES OR PERFORMANCE
	G	CONTRACT ADMINISTRATION DATA			L	INSTRS., CONDS., AND NOTICES TO OFFERORS
	H	SPECIAL CONTRACT REQUIREMENTS			M	EVALUATION FACTORS FOR AWARD

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. ☒ CONTRACTOR’S NEGOTIATED AGREEMENT    Contractor is required to sign this document and return    copies to issuing office.)    Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein.

(Attachments are listed herein.)

18.  ☐ AWARD (Contractor is not required to sign this document.)        Your offer on Solicitation Number

including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government’s solicitation and your offer, and

(b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print) Sharon M. Hannigan, Contracts Manager	20A. NAME AND TITLE OF CONTRACTING OFFICER Patricia J. Fox, Grants Officer Tel: 919-549-4272 EMAIL: patricia.fox@us.army.mil

19B. NAME OF CONTRACTOR	19C. DATE SIGNED 5/13/04	20B. UNITED STATES OF AMERICA	20C. DATE SIGNED 2004 May 13

BY	/s/Sharon M. Hannigan	BY	/s/ Patricia J. Fox
	(Signature of person authorized to sign)		(Signature of Contracting Officer)

NSN 7540-01-152-8069	26-107	STANDARD FORM 26 (REV. 4-85)

PREVIOUS EDITION UNUSABLE	GPO 1985 O - 469-794	Prescribed by GSA
FAR (48 CFR) 53.214(a)